Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-257914 and 333-267149) on Form S-8 of our report dated March 30, 2023, with respect to the consolidated financial statements of Blue Foundry Bancorp.

/s/ KPMG LLP

Short Hills, New Jersey
March 30, 2023